UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 26, 2006
NATIONAL CITY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10074	34-1111088

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 East Ninth Street, Cleveland, Ohio		44114-3484

(Address of Principal Executive Offices)		(Zip Code)
(216) 222-2000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
In order to secure continuity of executive management and facilitate National City Corporation’s management succession planning, on October 26, 2006, National City Corporation entered into agreements with Vice Chairmen Jeffrey D. Kelly and Peter E. Raskind pursuant to which each received awards of Restricted Stock Units (“RSU’s”). The material terms of such award agreements are as follows:
Performance Award:
•	Each executive is eligible to receive up to 62,500 RSU’s pending achievement of specified performance criteria, which is total shareholder return over a four-year period relative to peer group performance.

•	Award payouts will correspond to performance. The maximum payout will be earned for performance in the top quintile. Performance in the fourth quintile must be achieved for a threshold payout of 25,000 RSU’s.
Retention/Non-compete Award:
•	Each executive will receive 42,000 RSU’s that will vest over a four-year period, with 33% vesting on the second anniversary of the grant date, 33% vesting on the third anniversary and the remaining 34% vesting on the fourth anniversary.

•	Award agreement includes non-complete provisions applicable to executives.
The purpose of these awards is to secure continuity of executive management and facilitate National City Corporation’s succession planning.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired: Not applicable

(b)	Pro Forma Financial Information: Not applicable

(c)	Shell Company Transactions: Not applicable

(d)	Exhibits: Not applicable
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National City Corporation
(Registrant)

Dated: October 27, 2006	By	/s/ Carlton E. Langer

Carlton E. Langer, Vice President
and Assistant Secretary

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